                                                                     Exhibit 3.3

                               State of Delaware

                       Office of the Secretary of State

                       --------------------------------

        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "NUMBER NINE VISUAL TECHNOLOGY CORPORATION", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF AUGUST, A.D. 1998, AT 9 O'CLOCK A.M.

        A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                                 /s/ Edward J. Freel
                              [SEAL]             -------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/11/1998
                                                             981314001 - 2463735


                   CERTIFICATE OF DESIGNATION, PREFERENCES,
              AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK
                                      OF
                   NUMBER NINE VISUAL TECHNOLOGY CORPORATION


        NUMBER NINE VISUAL TECHNOLOGY CORPORATION, a Delaware corporation ("the "Corporation"), does hereby certify that, pursuant to authority conferred on the Board of Directors of the Corporation by the Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code, the Board of Directors, by an action taken by unanimous consent of the directors dated August 10, 1998, adopted a resolution providing for the designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, of Three Million Seven Hundred Thousand (3,700,000) shares of the Corporation's Preferred Stock, par value $.01 per share, which resolution is as follows:

        RESOLVED: The Board hereby designates a series of Preferred Stock of the Company, par value $.01 per share (the "Preferred Stock"), consisting of 3,700,000 shares of the authorized unissued Preferred Stock as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), and that the officers of the Company, each acting singly, are hereby authorized, empowered and directed to file with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock in substantially the form attached hereto as Exhibit A, as such officer or officers shall deem necessary or
                  ---------
        advisable to carry out the purposes of this Resolution.

        The designation, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions of the Series A Convertible Preferred Stock are fixed as indicated on Exhibit A hereto attached.
                                                      ---------

        IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its duly authorized officer this 10th day of August, 1998.

                                                NUMBER NINE VISUAL TECHNOLOGY
                                                CORPORATION
Attest:


/s/ Neil H. Aronson
-------------------                             By: /s/Andrew Najda
/s/ Neil H. Aronson, Secretary                      ----------------------------
                                                    Name:  ANDREW NAJDA
                                                    Title: CRO

                                   EXHIBIT A
                                   ---------

                  SERIES A CONVERTIBLE PREFERRED STOCK TERMS

   1.  Number of Shares. The series of Preferred Stock designated and known as
       ----------------
"Series A Convertible Preferred Stock" shall consist of 3,700,000 shares which shares shall have the rights, preferences and privileges as set forth below.

   2.  Voting.
       ------

       2A.  General. Except as may be otherwise provided in these terms of the
            -------
Series A Convertible Preferred Stock or by law, the Series A Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation, including, but not limited to actions amending the Certificate of Incorporation of the Corporation to increase the number of authorized shares of Common Stock. Each share of Series A Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible.

       2B.  Board Size.  Provided that the shares of Series A Convertible
            ----------
Preferred Stock held by Silicon Graphics, Inc. (or by a wholly-owned subsidiary), based upon the then applicable conversion price as determined in accordance with Section 6 herein, equals or exceeds at least five percent (5%) of the then issued and outstanding shares of the Company's Common Stock, the Corporation shall not, without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven.

       2C.  Board Scale.  Provided that the shares of Series A Convertible
            -----------
Preferred Stock held by Silicon Graphics, Inc. (or by a wholly-owned subsidiary), based upon the then applicable conversion price as determined in accordance with Section 6 herein, equals or exceeds at least five percent (5%) of the then issued and outstanding shares of the Company's Common Stock, the holders of the shares of Series A Convertible Preferred Stock, voting as a separate class, shall be entitled to elect one director of the Corporation. The holders of the Common Stock, voting as a separate class, shall be entitled to elect the remaining directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the shares of Series A Convertible Preferred Stock then outstanding shall constitute a quorum of the Series A Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series A Convertible Preferred Stock or jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock. A vacancy in any directorship elected by the holders of the Series A Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock, a vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock and a vacancy in the directorship elected jointly by the holders of the Series A Convertible Preferred Stock and the Common Stock shall be filled only by vote or written consent of the Series A Convertible Preferred Stock and the Common Stock as provided above.

   3.  Dividends.  The holders of the Series A Convertible Preferred Stock
       ---------
shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other then dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series A Convertible Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Series A Convertible Preferred Stock is then convertible).

   4.  Liquidation.  Upon any liquidation, dissolution or winding up of the
       -----------
Corporation (a "Liquidation Event"), whether voluntary or involuntary, the holder of the shares of Series A Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the class of Series A Convertible Preferred Stock, to be paid an amount equal to the greater of (i) $2.75 per share plus, in the case of each share, and any other dividends declared but unpaid thereon, computed to the date payment thereof is made available, or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to paragraph 6 immediately prior to such liquidation, dissolution or winding up, and the holders of Series A Convertible Preferred Stock shall not be entitled to any further payment, such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payment" and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the "Liquidation Preference Payments". If upon such Liquidation Event, whether voluntary or involuntary, the assets to be distributed among the holders of the class of Series A Convertible Preferred Stock shall be insufficient to permit payment to the holders of the class of Series A Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series A Convertible Preferred Stock. Upon any such Liquidation Event, after the holders of Series A Convertible Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the class of Series A Convertible Preferred Stock. Written notice of such Liquidation Event, stating a payment date, the amount of the Liquidation Preference Payments and the place where said Liquidation Preference Payments shall be payable, shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, not less than 20 days prior to the payment date stated therein, to the holders of record of Series A Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger to reincorporate the Corporation in a different jurisdiction), and the sale, lease, abandonment, transfer or other disposition by the Corporation of all or substantially all its assets, shall be deemed to be Liquidation Event within the meaning of the provisions of this paragraph 4. For purposes hereof, the Common Stock shall rank on liquidation junior to the Series A Convertible Preferred Stock.

   5.  Restrictions.  At any time when shares of Series A Convertible Preferred
       ------------
Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation, and in addition to any other vote required by law or the Certificate of Incorporation, without the approval of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, the Corporation will not;

       5A. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series A Convertible Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series A Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series A Convertible Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

       5B. Consent to any Liquidation Event (as defined in paragraph 4.A.) where the amount payable with respect to the shares of Series A Convertible Preferred Stock pursuant to Section 4 would be less than the Liquidation Preference Payment or, except to the extent the Board of Directors of the Corporation, after having consulted with and considered the advice of outside counsel, determines in good faith that the failure to take such action would constitute a breach of fiduciary duties of the members of such Board of Directors to its stockholders under applicable law, recommend to the stockholders of the Corporation to tender their shares in a tender offer or exchange offer for 25% or more of the outstanding shares of Common Stock of the Corporation where the amount payable with respect to a share of Common Stock would be less than the amount of the Liquidation Preference Payment;

       5C. Amend, alter or repeal its Certificate of Incorporation if the effect would be detrimental or adverse in any manner with respect to the rights of the holders of the Series A Convertible Preferred Stock;

       5D. Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series A Convertible Preferred Stock, except for dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock from former employees of the Corporation who acquired such shares directly form the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment of such former employee and the purchase price does not exceed the original issue price paid by such former employee to the Corporation for such shares; or

       5E. Redeem or otherwise acquire any shares of Series A Convertible Preferred Stock except as expressly authorized pursuant to a purchase offer made pro rata to all holders of the shares of Series A Convertible Preferred Stock
--- ----
on the basis of the aggregate number of outstanding shares of Series A Convertible Preferred Stock then held by each such holder.

   6.  Conversions. The holders of shares of Series A Convertible Preferred
       -----------
Stock shall have the following conversion rights:

       6A. Right to Convert. Subject to the terms and conditions of this
           ----------------
paragraph 6, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $2.75 and (ii) dividing the result by the conversion price of $2.75 per share or, in case an adjustment of such price has taken place at any time after May 6, 1998 (the "Authorization Date") pursuant to the further provisions of this
           ------------------
paragraph 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price"). Such rights of conversion shall be exercised by the
     ----------------
holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation. At its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series A Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

       6B.  Issuance of Certificates; Time Conversion Effected.  Promptly after
            --------------------------------------------------
the receipt of the written notice referred to in subparagraph 6A and surrender of the certificates or certificates for the share or shares of Series A Convertible Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Convertible Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Series A Convertible Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

       6C.  Fractional Shares; Dividends; Partial Conversion.  No fractional
            ------------------------------------------------
shares shall be issued upon conversion of Series A Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends accrued and unpaid on the shares of Series A Convertible Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 6B. In case the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series A Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

       6D.  Adjustment of Price Upon Issuance of Common Stock.  Except as
            -------------------------------------------------
provided in subparagraph 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraph 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of
(a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

   For purposes of this subparagraph 6D, the following subparagraphs 6D(1) to 6D(7) shall also be applicable:

       6D(1)  Issuance of Rights or Options.  In case at any time after the
              -----------------------------
Authorization Date the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or
                                          -------
exchangeable stock or securities being called "Convertible Securities") whether
                                               ----------------------
or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such

Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Commons Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

      6D(2)  Issuance of Convertible Securities.  In case the Corporation shall
             ----------------------------------
at any time after the Authorization Date in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 6D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 6D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

      6D(3)  Change in Option Price or Conversion Rate.  Upon the happening of
             -----------------------------------------
any of the following events at any time after the Authorization Date, namely, if the purchase price provided for in any Option referred to in subparagraph 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible

Securities referred to in subparagraph 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subparagraph 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the conversion price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect, at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

      6D(4)  Stock Dividends.  In case the Corporation shall at any time after
             ---------------
the Authorization Date declare a dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

      6D(5)  Consideration for Stock.  In case at any time after the
             -----------------------
Authorization Date any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which to specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

      6D(6)  Record Date.  In case at any time after the Authorization Date the
             -----------
Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities , then such record date shall be deemed to be the date of the issue or sale of the share of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase,as the case may be,

                6D(7)  Treasury Shares.  The number of shares of Common Stock
                       ---------------
        outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subparagraph 6D.

           6E.  Certain Issues of Common Stock Extended.  Anything herein to the
                ---------------------------------------
contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance from and after the date of filing of these terms of the Series A Convertible Preferred Stock of any shares (appropriately adjusted to reflect the occurrence of any event described in subparagraph 6F) of Common Stock to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation issued under the Company's stock option, stock purchase and equity compensation plans as such plans are in effect as of the Authorization Date or subsequently approved by the stockholders of the Company, plus such number of shares of Common Stock which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor.

          6F.   Subdivision or Combination of Common Stock.  In case the
                ------------------------------------------
Corporation shall at any time after the Authorization Date subdivide (by my stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a small number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 6D(4) by reason thereof.

          6G.   Reorganization of Reclassification.  If any capital
                ----------------------------------
reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Convertible Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          6H.   Notice of Adjustment.  Upon any adjustment of the Conversion
                --------------------
Price, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed (to each holder of shares of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

         6I.    Other Notices.  In case at any time:
                -------------

                (1) the Corporation shall declare my dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                (2)  the Corporation shall offer for subscription pro rata
                                                                  --- ----
         to the holders of its Common Stock any additional shares of stock of any class or other rights; or

                (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a Liquidation Event (as defined in paragraph 4A), whether voluntarily or involuntarily; or

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of the class of Series A Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

         6J.    Stock to be Reserved.  The Corporation will at all times reserve
                --------------------
and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxed, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Series A Convertible Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

         6K.    No Reissuance of Series A Convertible Preferred Stock.  Shares
                -----------------------------------------------------
of Series A Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

         6L.    Issue Tax.  The issuance of certificates for shares of Common
                ---------
Stock upon conversion of Series A Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Convertible Preferred Stock which is being converted.

         6M.    Closing of Books.  The Corporation will at no time close its
                ----------------
transfer books against the transfer of any Series A Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Convertible Preferred Stock in any manner which interferes with the timely conversion of such Series A Convertible Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

         6N.    Definition of Common Stock.  As used in this paragraph 6, the
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term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.01 per share, as constituted on the date of filing of these terms of the Series A Convertible Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series A Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 6G.

    7.   Amendments.  No provision of these terms of the Series A Convertible
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Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock.